Exhibit 10.3

AMENDMENT TO

THE FARO TECHNOLOGIES, INC.

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Amended and Restated 2004 Equity Incentive Plan (the “Plan”) is made and entered into this 2nd day of April, 2009, by FARO Technologies, Inc.

1. The Plan is hereby amended by deleting Section 6(f)(ii) in its entirety.

2. Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, FARO Technologies, Inc. has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

FARO TECHNOLOGIES, INC.

By:	/s/ Jay Freeland
Name:	Jay Freeland
Title:	President and CEO